EX-99.d.11

                                    AMENDMENT
                                       TO
                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
                                     BETWEEN
                            JNLNY VARIABLE FUND I LLC
                                       AND
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC

         This AMENDMENT is by and between JNLNY Variable Fund I LLC, a Delaware limited liability company (the "Fund") and Jackson National Asset Management, LLC, a Michigan limited liability company (the "Adviser").

         WHEREAS, the Fund and the Adviser entered into an Investment Advisory and Management Agreement dated January 31, 2001 (the "Agreement"), whereby the Fund retained the Adviser to perform investment advisory and management services for the Funds enumerated in the Agreement; and

         WHEREAS, the JNL/Mellon Capital Management The DowSM 5 Fund has been merged into the JNL/Mellon Capital Management The DowSM 10 Fund.

         NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Fund and the Adviser agree as follows:

         1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated May 3, 2004, attached hereto.

         2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated May 3, 2004, attached hereto.

         3. The Fund and the Adviser agree to abide and be bound by all of the terms and conditions set forth in the Agreement.

         IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed by their duly authorized officers as of the 3rd day of May, 2004.

                            JNLNY VARIABLE FUND I LLC


                            By:
                                 -----------------------------------------------

                            Name:    ROBERT A. FRITTS
                                   ----------------------------
                            Title:            PRESIDENT
                                    --------------------------------------------

                            JACKSON NATIONAL ASSET MANAGEMENT, LLC


                            By:
                                 -----------------------------------------------

                            Name:    MARK D. NERUD
                                   ----------------------------
                            Title:            CHIEF FINANCIAL OFFICER
                                    --------------------------------------------

                                   SCHEDULE A
                                Dated May 3, 2004
                                     (Fund)

                 JNL/Mellon Capital Management The DowSM 10 Fund
                 JNL/Mellon Capital Management The S&P(R) 10 Fund
                 JNL/Mellon Capital Management Global 15 Fund
                 JNL/Mellon Capital Management 25 Fund
                 JNL/Mellon Capital Management Select Small-Cap Fund

                                   SCHEDULE B
                                Dated May 3, 2004
                                 (Compensation)

JNL/MELLON CAPITAL MANAGEMENT THE DOWSM 10 FUND

 $0 to $50 million                            .37%
 $50 to $100 million                          .31%
 Over $100 million                            .28%

JNL/MELLON CAPITAL MANAGEMENT THE S&P(R) 10 FUND

 $0 to $50 million                            .37%
 $50 to $100 million                          .31%
 Over $100 million                            .28%

JNL/MELLON CAPITAL MANAGEMENT GLOBAL 15 FUND

 $0 to $50 million                            .37%
 $50 to $100 million                          .31%
 Over $100 million                            .28%

JNL/MELLON CAPITAL MANAGEMENT 25 FUND

 $0 to $50 million                            .37%
 $50 to $100 million                          .31%
 Over $100 million                            .28%

JNL/MELLON CAPITAL MANAGEMENT SELECT SMALL-CAP FUND

 $0 to $50 million                            .37%
 $50 to $100 million                          .31%
 Over $100 million                            .28%